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                                                                   EXHIBIT 22


                           JORDAN INDUSTRIES, INC.


              SUBSIDIARY		                 STATE OF INCORPORATION
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AIM Electronics Corporation                                     Delaware
Beemak Plastics, Inc.                                           Delaware
Bond Holdings, Inc. (1)                                         Delaware
Cambridge Products Corporation                                  Delaware
Cape Craftsmen, Inc.                                            Delaware
DACCO, Incorporated (2)                                           Ohio
Direct Mail and Computer Services, Inc.                         Delaware
Diversified Wire & Cable, Inc.                                  Delaware
Dura-Line Corporation (3)                                       Delaware
Engineered Endeavors, Inc.                                      Delaware
FIR Group Holdings, Inc. (4)                                    Delaware
Gear Research, Inc.                                             Delaware
Hallmark Data Systems, Inc.                                     Delaware
Home Again Stores, Inc./Les Magasins Home Again, Inc.            Canada
J.I. Finance                                                    Delaware
JI Properties, Inc.                                             Delaware
JII, Inc.                                                       Delaware
Johnson Components, Inc.                                        Delaware
Jordan Telecommunication Products, Inc.                         Delaware
Jordan Telecommunications Product Group, Inc. (5)               Delaware
JTP Industries, Inc.                                            Delaware
LoDan West, Inc.                                                Delaware
Merkle-Korff Industries, Inc.                                   Illinois
Motors and Gears Holdings, Inc.                                 Delaware

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(1)    Bond Holdings, Inc., together with its five domestic subsidiaries, engages in the manufacture of custom cable assemblies. Bond Holdings, Inc. has no subsidiaries operating in foreign countries.

(2) DACCO, Incorporated, together with its 23 domestic subsidiaries, engages in the distribution of rebuilt transmissions and torque converters. DACCO, Incorporated has no subsidiaries operating in foreign countries.

(3) Dura-Line Corporation, together with is one domestic subsidiary and its five foreign subsidiaries, engages in the manufacture and supply of extruded plastic pipe.

(4) FIR Group Holdings, Inc., together with its six foreign subsidiaries, engages in the manufacture and distribution of subfractional horsepower electrical motors.

(5) Jordan Telecommunications Product Group, Inc., together with its one domestic subsidiary and one foreign subsidiary, engages in the manufacture and distribution of electronic connectors.

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Motors and Gears Industries, Inc.                             Delaware
Motors and Gears, Inc.                                        Delaware
Northern Technologies Holdings, Inc.                          Delaware
Northern Technologies, Inc.                                    Idaho
Pamco Printed Tape & Label Co., Inc.                          Delaware
Parsons Precision Products, Inc.                              Delaware
Paw Print Mailing List Services, Inc.                          Kansas
Riverside Book and Bible House, Incorporated                  Delaware
Sales Promotion Associates, Inc.                              Delaware
Sate-Lite Manufacturing Company                               Delaware
Seaboard Folding Box Corporation                              Delaware
SourceLink Business Services, Inc.                            Delaware
SourceLink Industries, Inc.                                   Delaware
SPL Holdings, Inc.                                            Illinois
The Imperial Electric Company                                 Delaware
The Scott Motors Company                                      Delaware
Valmark Industries, Inc.                                      Delaware
Viewsonics, Inc. (6)                                          Delaware
Welcome Home, Inc.                                            Delaware
World Bible Publishers, Inc.                                  Delaware




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(6)    Viewsonics, Inc., together with its one domestic and two foreign subsidiaries, engages in the manufacture and distribution of cable connectors, amplifiers and splitters.